                                                                    Exhibit 10.6
                                  AMENDMENT A

                 LICENSE AGREEMENT BETWEEN ORTHOVITA, INC. AND

                THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

This Amendment A to the License Agreement between Orthovita, Inc. ("LICENSEE") and the Trustees of the University of Pennsylvania ("PENN") is made effective by the parties as of February 27, 1997.

BACKGROUND

     WHEREAS, PENN and LICENSEE entered into a License Agreement - L081 ("AGREEMENT") effective September 1, 1993 and;

     Pursuant to this AGREEMENT, LICENSEE owes PENN $134,744.80 for the reimbursement of outstanding PENN PATENT RIGHTS costs and;

     PENN owns additional patent rights developed by Dr. Paul Ducheyne of PENN's School of Engineering relating to novel materials and techniques for improving orthopaedic implants (described in PENN Dockets G1100, I1400, I1434, I1453, and I1477) ("ADDITIONAL PATENT RIGHTS") and;

     PENN owns applications United States letters patent and foreign counterparts relating to the ADDITIONAL PATENT RIGHTS developed by Dr. Paul Ducheyne as described above; and

     LICENSEE desires to obtain the exclusive right and license to use and exhibit the ADDITIONAL PATENT RIGHTS developed by Dr. Paul Ducheyne; and

     PENN has determined that the exploitation of the ADDITIONAL PATENT RIGHTS developed by Dr. Paul Ducheyne is in the best interest of PENN and is consistent with its educational and research missions and goals;

NOW, THEREFORE, the parties agree as follows:

     1. Unless otherwise defined in this Amendment A, all terms shall have the same meaning as set forth in the AGREEMENT.

     2. Pursuant to Article 2 of the AGREEMENT, PENN grants to LICENSEE upon execution of this Amendment A, and payment of the amount specified in paragraph 3 and 5 of this Amendment A, an exclusive right and license to make, have made, use or sell the ADDITIONAL PATENT RIGHTS.

     3. Upon execution of this Amendment A LICENSEE will reimburse PENN $50,000 to be credited towards LICENSEE's obligation to pay PENN's outstanding out-of-pocket patent costs.

     4. LICENSEE will pay PENN $50,000 on or before April 1, 1997 to be credited towards LICENSEE's obligation to pay PENN's outstanding out-of-pocket patent costs.

     5. LICENSEE will issue to PENN 31,705 shares of capital stock in LICENSEE upon execution of this Amendment A, such issue to be credited as a final payment towards LICENSEE's obligation to pay PENN's outstanding out-of-pocket patent costs.

     6. Upon execution of the Amendment A, LICENSEE will issue an additional 10,000 shares of capital stock in LICENSEE as a license initiation fee for the execution of this Attachment A.

     7. The shares of capital stock noted in items 5 and 6 win be sold in the LICENSEE's current private offering at $4.25 per share. In the event that the shares of capital stock noted in items 5 and 6 are not sold in the LICENSEE's current private offering at $4.25 per share or if shares of capital stock in LICENSEE, in which PENN holds an ownership interest, are not publicly traded on or before September 1, 2001, LICENSEE will purchase the shares of capital stock noted in items 5 and 6 from PENN at $4.25 per share plus 8% interest compounded annually.

     8. LICENSEE will sponsor research at the PENN Equine Center for at least $57,000 related to the licensed technologies.

     9. PENN will continue to control the prosecution all patent applications relating to the licensed PATENT RIGHTS.

     10. LICENSEE will reimburse PENN's patent costs for PENN Dockets I1400, I1434, I1453, and I1477 except, PENN will not seek reimbursement from LICENSEE for the preparation, filing and prosecution through issuance in the United States for PENN Dockets I1400, I1434, I1453, and I1477,

     11. LICENSEE will reimburse PENN's patent costs, United States and foreign, for in PENN Dockets G1100, D602, D621, D826, E848, E913, E939, and E941.

     12. LICENSEE will reimburse PENN's patent costs, United States and foreign, for all extensions of all patents including divisionals, continuations in part, continuations, reissues and foreign counterparts related to all PENN PATENT RIGHTS and ADDITIONAL PATENT RIGHTS.

     13. The issuance of the shares of capital stock noted in items 5 and 6 will be conveyed by a mutually acceptable Stock Purchase Agreement that will include, but will not be limited to, piggy back registration rights.

     14. The termination provisions of Article 5 of the Agreement shall apply to the ADDITIONAL PATENT RIGHTS. In addition, PENN may individually terminate the license granted in Paragraph 2 of this Amendment A to each of PENN Dockets GI100, I1400, I1434, I1453, and I1477 may be terminated without effecting the other PENN Dockets GI100, I1400, I1434, I1453, and I1477 if LICENSEE does not use its best efforts to develop for commercial use and market the ADDITIONAL PATENT RIGHTS. LICENSEE must provide to PENN i.) before July 31, 1997 a written development plan, setting forth in such detail as PENN may reasonably request, for progressing the development, evaluation, testing and commercialization of each of PENN Dockets GI100, I1400, I1434, I1453, and I1477; and ii.) on each anniversary of the execution of this Amendment A, a written development plan and progress report, setting forth in such detail as PENN may reasonably request, the past progress and future plans for the development, evaluation, testing and commercialization of each of PENN Dockets GI100, I1400, I1434, I1453, and I1477. Such reports should document the moneys dedicated and/or spent on the development, evaluation, testing and commercialization of each of PENN Dockets GI100, I1400, I1434, I1453, and I1477.

     15. Except as set forth in the foregoing provisions of this Amendment A, all of the terms and conditions of the AGREEMENT shall apply, and such AGREEMENT, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Attachment A through their duly authorized representatives as set forth below, and this Attachment A shall be attached to, and shall become a part of, the AGREEMENT between the parties.

THE TRUSTEES OF THE
UNIVERSITY of PENNSYLVANIA                ORTHOVITA, INC.


By:    \s\ Louis P. Berneman          By: \s\ David Joseph
   --------------------------------       ----------------------------
Name:  Louis P. Berneman                  Name:   David Joseph

Title: Managing Director, Center for      Title:  President
       Technology Transfer

Date:  February 27, 1997                  Date: February 27, 1997

I have read and agree to abide by the terms of this Amendment A.

By:    \s\ Louis P. Berneman
   --------------------------------

Name:  Paul Ducheyne, Ph.D.

Title. Professor

Date:  March 5, 1997
      -----------------------------